Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

412-837-5300

IR@smithmicro.com

Smith Micro Reports Second Quarter 2026 Financial Results

PITTSBURGH, PA, August 13, 2026 – Smith Micro Software, Inc. (Nasdaq: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its second quarter ended June 30, 2026.

“I am pleased with our second quarter, which marked an important step forward for Smith Micro as we continued to execute on our strategy and delivered our second consecutive quarter of sequential revenue growth,” said Tim Huffmyer, President and Chief Executive Officer of Smith Micro. “We are continuing to see strong demand for our solutions and are encouraged by the momentum we are seeing across the business. We have two new customers ready to launch in the near term and multiple contracts under negotiation that we expect will drive additional revenue. We also continue to broaden the capabilities of our SafePath® platform, creating new opportunities for growth with both current and prospective customers.

“As we enter the second half of 2026, we believe we are better positioned than we have been in years. The introduction of SafePath Connect™ and our new SDK and API deployment options has increased the overall addressable market, opening new channels for growth and enabling us to reach customers beyond traditional carrier deployments. Combined with the strongest pipeline activity we have seen in years, we are confident in our direction and excited about the opportunities ahead.”

Second Quarter 2026 Financial Results

Smith Micro reported revenue of $4.3 million for the quarter ended June 30, 2026, compared to $4.4 million reported in the quarter ended June 30, 2025.

Gross profit for the quarter ended June 30, 2026 was $3.5 million, compared to $3.2 million for the quarter ended June 30, 2025.

Gross profit as a percentage of revenue was 81.3% for the quarter ended June 30, 2026, compared to 73.5% for the quarter ended June 30, 2025.

GAAP net loss attributable to common stockholders for the quarter ended June 30, 2026 was $2.7 million, or $0.52 loss per share, compared to GAAP net loss attributable to common stockholders of $15.1 million, or $3.88 loss per share, for the quarter ended June 30, 2025.

Non-GAAP net loss attributable to common stockholders for the quarter ended June 30, 2026 was $1.0 million, or $0.19 loss per share, compared to non-GAAP net loss attributable to common stockholders of $2.8 million, or $0.71 loss per share, for the quarter ended June 30, 2025. Non-GAAP net loss attributable to common stockholders excludes the items noted below under "Non-GAAP Measures."

All share and per share amounts for common stock herein have been retroactively adjusted for all periods presented to give effect to the one-for-five reverse stock split of our common stock, which became effective June 4, 2026 at 11:59 pm Eastern time.

Smith Micro Software Second Quarter 2026 Financial Results	Page 2

Second Quarter Year-to-Date 2026 Financial Results

Smith Micro reported revenue of $8.6 million for the six months ended June 30, 2026, compared to $9.0 million reported in the six months ended June 30, 2025.

Gross profit for the six months ended June 30, 2026 was $6.8 million compared to $6.6 million reported for the same period in 2025.

Gross profit as a percentage of revenue was 79.9% for the six months ended June 30, 2026 compared to 73.1% for the six months ended June 30, 2025.

GAAP net loss attributable to common stockholders for the six months ended June 30, 2026 was $6.6 million, or $1.28 loss per share, compared to GAAP net loss attributable to common stockholders of $20.2 million, or $5.38 loss per share, for the six months ended June 30, 2025.

Non-GAAP net loss attributable to common stockholders for the six months ended June 30, 2026 was $2.5 million, or $0.48 loss per share, compared to non-GAAP net loss attributable to common stockholders of $5.6 million, or $1.49 loss per share for the six months ended June 30, 2025. Non-GAAP net loss attributable to common stockholders excludes the items noted below under "Non-GAAP Measures."

Total cash and cash equivalents as of June 30, 2026 were $2.8 million.

Non-GAAP Measures

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, the following non-GAAP financial measures and a non-GAAP reconciliation from the equivalent GAAP metric: non-GAAP net loss, non-GAAP gross profit, and non-GAAP basic and diluted loss per share in the presentation of financial results in this press release. Management believes these non-GAAP presentations may be more meaningful in analyzing the Company's income generation and has therefore excluded the following items from GAAP earnings calculations: stock compensation, intangibles amortization, depreciation, fair value adjustments, and other items, which includes amortization of debt discount and financing issuance costs, executive transition costs, costs associated with corporate actions, deemed dividends, and costs associated with shareholder-approved reverse stock split. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected, and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of the Company's ongoing operational performance. The tables below labeled "Reconciliation of GAAP to Non-GAAP Results" present the differences between non-GAAP net loss and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, August 13, 2026, at 4:30 p.m. ET, to discuss the Company’s second quarter 2026 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. An internet webcast is available at https://event.choruscall.com/mediaframe/webcast.html?webcastid=5GDGfTWs. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software Second Quarter 2026 Financial Results	Page 3

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, goals and other projections of our outlook or performance our cost reduction plans and other future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales currently depend on a few large customer relationships; our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products; our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control; our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores; our ability to hire and retain key personnel; the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow; interruptions or delays in the services we provide from our data center and cloud hosting facilities; the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner; our ability to remain a going concern; our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all; our ability to be profitable; current and potential future negative impacts from cost reduction efforts we have taken and may in the future undertake; unanticipated delays or obstacles in our development and release cycles; the degree to which competing business needs or resource constraints may affect our allocation of resources to planned projects; changes in our operating income due to shifts in our sales mix and variability in our operating expenses; adverse impact to our results of operations if we fail to realize the full value of our intangible assets; our current client concentration within the vertical wireless carrier market, and the potential impact to our business resulting from changes within this vertical market, or failure to penetrate new markets; rapid technological evolution and resulting changes in demand for our products from our key customers and their end users; intense competition in our industry and the core vertical markets in which we operate, and our ability to successfully compete; the risks inherent with international operations; the impact of evolving information security and data privacy laws on our business and industry; the impact of governmental regulations on our business and industry; our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others; and the risk of being delisted from Nasdaq if we continue to fail to meet any of its applicable listing requirements. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Second Quarter 2026 Financial Results	Page 4

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands except share and par value data)

	June 30,	December 31,
	2026	2025
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$2,795	$1,494
Accounts receivable	2,617	1,817
Prepaid expenses and other current assets	1,388	1,218
Total current assets	6,800	4,529
Equipment and improvements, net	160	331
Right-of-use assets	2,312	1,119
Other assets	484	500
Intangible assets, net	16,137	18,492
Total assets	$25,893	$24,971
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,830	$1,937
Accrued payroll and benefits	1,463	1,488
Current operating lease liabilities	663	914
Other current liabilities	748	773
Notes payable, net of discount	—	1,007
Total current liabilities	4,704	6,119
Non-current liabilities:
Warrant liabilities	54	45
Convertible notes payable	1,996	—
Operating lease liabilities	1,805	417
Total non-current liabilities	3,855	462
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 5,589,880 and 5,159,618 shares issued and outstanding at 2026 and 2025, respectively	6	5
Additional paid-in capital	408,703	403,128
Accumulated comprehensive deficit	(391,375)	(384,743)
Total stockholders’ equity	17,334	18,390
Total liabilities and stockholders' equity	$25,893	$24,971

Smith Micro Software Second Quarter 2026 Financial Results	Page 5

Smith Micro Software, Inc.

Consolidated Statements of Operations

(in thousands except share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$4,341	$4,420	$8,562	$9,041
Cost of revenues	811	1,171	1,723	2,429
Gross profit	3,530	3,249	6,839	6,612
Operating expenses:
Selling and marketing	1,234	1,665	2,710	3,309
Research and development	1,369	2,752	3,217	5,609
General and administrative	1,999	2,671	4,111	5,395
Depreciation and amortization	1,297	1,349	2,544	2,698
Gain on sale of ViewSpot, net	—	(1,287)	—	(1,287)
Goodwill impairment	—	11,052	—	11,052
Total operating expenses	5,899	18,202	12,582	26,776
Operating loss	(2,369)	(14,953)	(5,743)	(20,164)
Other (expense) income:
Change in fair value of warrant liabilities	(13)	(20)	(9)	103
Interest expense, net	(221)	(22)	(747)	(47)
Other expense, net	(46)	(67)	(47)	(131)
Loss before provision for income tax	(2,649)	(15,062)	(6,546)	(20,239)
Provision for income tax expense	—	—	—	1
Net loss	$(2,649)	$(15,062)	$(6,546)	$(20,240)
Deemed dividend	(86)	—	(86)	—
Net loss attributable to common stockholders	$(2,735)	$(15,062)	$(6,632)	$(20,240)

Net loss per share attributable to common stockholders – basic and diluted
Basic and diluted	$(0.52)	$(3.88)	$(1.28)	$(5.38)

Weighted average shares outstanding:
Basic and diluted	5,212	3,883	5,175	3,764

Smith Micro Software Second Quarter 2026 Financial Results	Page 6

Smith Micro Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended
	June 30,
	2026	2025
	(unaudited)	(unaudited)
Operating activities:
Net loss	$(6,546)	$(20,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,544	2,698
Goodwill impairment	—	11,052
Non-cash lease expense	(56)	110
Change in fair value of warrant liabilities	9	(103)
Amortization of debt discount and financing issuance costs	526	—
Provision for credit losses	—	103
Stock based compensation	757	2,183
Gain on sale of assets, net	6	—
Gain on sale of ViewSpot, net	—	(1,287)
Changes in operating accounts:
Accounts receivable	(800)	3,051
Prepaid expenses and other assets	(155)	(128)
Accounts payable, accrued, and other liabilities	(919)	(309)
Net cash used in operating activities	(4,634)	(2,870)
Investing activities:
Capital expenditures, net	(72)	(31)
Proceeds from sale of ViewSpot, net	—	987
Proceeds from sale of equipment, net	49	—
Net cash (used in) provided by investing activities	(23)	956
Financing activities:
Proceeds from Common Stock and Warrant Offering	1,546	—
Proceeds from convertible notes, notes payable and warrants offerings	4,000	—
Proceeds from financing arrangements	800	933
Repayments of financing arrangements	(388)	(428)
Other financing activities	—	2
Net cash provided by financing activities	5,958	507
Net increase (decrease) in cash and cash equivalents	1,301	(1,407)
Cash and cash equivalents, beginning of period	1,494	2,808
Cash and cash equivalents, end of period	$2,795	$1,401

Supplemental disclosure of non-cash financing activities:
Issuance of convertible notes in settlement and prepayment of notes payable	$1,889	—
Deemed Dividend	$86	—

Smith Micro Software Second Quarter 2026 Financial Results	Page 7

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share data) - unaudited

Three Months Ended June 30, 2026	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Other¹	Non-GAAP
Gross profit	$3,530	$—	$—	$—	$—	$—	$—	$3,530
Selling and marketing	1,234	(56)	—	—	—	—	—	1,178
Research and development	1,369	(34)	—	—	—	—	—	1,335
General and administrative	1,999	(81)	—	—	—	—	(84)	1,834
Depreciation and amortization	1,297	—	(1,177)	(120)	—	—	—	—
Total operating expenses	$5,899	$(171)	$(1,177)	$(120)	$—	$—	$(84)	$4,347

(Loss) income before provision for income taxes	$(2,649)	$171	$1,177	$120	$13	$—	$84	$(1,084)
Net loss attributable to common stockholders	$(2,735)	$171	$1,177	$120	$13	$—	$265	$(989)
(Loss) earnings per share: basic and diluted	$(0.52)	$0.03	$0.23	$0.02	$—	$—	$0.05	$(0.19)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

1Other includes approximately $84 of costs associated with shareholder-approved reverse stock split, deemed dividends of $86 and amortization of debt discount and financing issuance costs of approximately $95.

Three Months Ended June 30, 2025	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Other¹	Non-GAAP
Gross profit	$3,249	$—	$—	$—	$—	$—	$—	$3,249
Selling and marketing	1,665	(263)	—	—	—	—	—	1,402
Research and development	2,752	(204)	—	—	—	—	—	2,548
General and administrative	2,671	(629)	—	—	—	—	(78)	1,964
Depreciation and amortization	1,349	—	(1,276)	(73)	—	—	—	—
Gain on sale of ViewSpot, net	(1,287)	—	—	—	—	—	1,287	—
Goodwill impairment	11,052	—	—	—	—	(11,052)	—	—
Total operating expenses	$18,202	$(1,096)	$(1,276)	$(73)	$—	$(11,052)	$1,209	$5,914

(Loss) income before provision for income taxes	$(15,062)	$1,096	$1,276	$73	$20	$11,052	$(1,209)	$(2,754)
Net loss attributable to common stockholders	$(15,062)	$1,096	$1,276	$73	$20	$11,052	$(1,209)	$(2,754)
(Loss) earnings per share: basic and diluted	$(3.88)	$0.28	$0.33	$0.02	$0.01	$2.85	$(0.31)	$(0.71)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

1Other includes costs associated with executive transition of approximately $78, offset by gain from sale of ViewSpot of $1,287.

Smith Micro Software Second Quarter 2026 Financial Results	Page 8

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share data) - unaudited

Six Months Ended
June 30, 2026	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Other¹	Non-GAAP
Gross profit	$6,839	$—	$—	$—	$—	$—	$—	$6,839
Selling and marketing	2,710	(288)	—	—	—	—	(82)	2,340
Research and development	3,217	(115)	—	—	—	—	—	3,102
General and administrative	4,111	(354)	—	—	—	—	(129)	3,628
Depreciation and amortization	2,544	—	(2,355)	(189)	—	—	—	—
Total operating expenses	$12,582	$(757)	$(2,355)	$(189)	$—	$—	$(211)	$9,070

(Loss) income before provision for income taxes	$(6,546)	$757	$2,355	$189	$9	$—	$737	$(2,499)
Net loss attributable to common stockholders	$(6,632)	$757	$2,355	$189	$9	$—	$823	$(2,499)
(Loss) earnings per share: basic and diluted	$(1.28)	$0.15	$0.46	$0.04	$—	$—	$0.16	$(0.48)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

1Other includes personnel and reorganization costs of $127, approximately $84 of costs associated with shareholder-approved reverse stock split, deemed dividends of $86 and amortization of debt discount and financing issuance costs of approximately $526.

Six Months Ended
June 30, 2025	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Other¹	Non-GAAP
Gross profit	$6,612	$—	$—	$1	$—	$—	$—	$6,613
Selling and marketing	3,309	(498)	—	—	—	—	—	2,811
Research and development	5,609	(418)	—	—	—	—	—	5,191
General and administrative	5,395	(1,267)	—	—	—	—	(78)	4,050
Depreciation and amortization	2,698	—	(2,552)	(146)	—	—	—	—
Gain on sale of ViewSpot, net	(1,287)	—	—	—	—	—	1,287	—
Goodwill impairment	11,052	—	—	—	—	(11,052)	—	—
Total operating expenses	$26,776	$(2,183)	$(2,552)	$(146)	$—	$(11,052)	$1,209	$12,052

(Loss) income before provision for income taxes	$(20,239)	$2,183	$2,552	$146	$(103)	$11,052	$(1,209)	$(5,618)
Net loss attributable to common stockholders	$(20,240)	$2,183	$2,552	$146	$(103)	$11,052	$(1,209)	$(5,619)
(Loss) earnings per share: basic and diluted	$(5.38)	$0.58	$0.68	$0.04	$(0.03)	$2.94	$(0.32)	$(1.49)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

1Other includes costs associated with executive transition of approximately $78, offset by gain from sale of ViewSpot of $1,287.